Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-8686 on Form S-8 of our report dated June 27, 2025, appearing in this Annual Report on Form 11-K of the Fresenius Medical Care North America 401(K) Savings Plan for the years ended December 31, 2024 and 2023.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

June 27, 2025

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